SECURITIES AND EXCHANGE COMMISSION
		      Washington, D.C. 20549



-----------



			     FORM S-8

        REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



----------



	           DATASTAND TECHNOLOGIES INC.
	(Exact name of registrant as specified in its charter)



	Indiana        				35-2065469
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)



		415 Oakdale Road, Suite 224
		Toronto, Ontario, Canada M3N-1W7
             (Address of Principal Executive Offices)



----------

			CONSULTING AGREEMENTS
			(full title of plan)



-----------



			Nick Montesano, COO
		   415 Oakdale Road, Suite 224
		  Toronto, Ontario, Canada M3N-1W7
	       (Name and address of agent for service)
                         (416) 626-5346
(Telephone number, including area code, of agent for service)


		        Copy to:
                  James M. Schneider, Esq.
                    Atlas Pearlman, P.A.
            350 East Las Olas Boulevard, Suite 1700
                  Fort Lauderdale, FL 33301



		CALCULATION OF REGISTRATION FEE


                            Proposed   Proposed
      Title of              Maximum    Maximum
     Securities  Amount     Offering   Aggregate       Amount  of
       to be     to be      Price      Offering       Registration
     Registered Registered  Per Share  Price             Fee

Common Stock    1,600,000    $.14      $224,000          $56.00


Calculated in accordance with Rule 457 based upon the average of the closing bid and asked prices on December 14, 2001.


			PROSPECTUS


		DATASTAND TECHNOLOGIES INC.

	    1,600,000 Shares of Common Stock

This Prospectus forms a part of a registration statement which registers an aggregate of 1,600,000 shares of common stock that are collectively referred to as the "Shares" of Datastand Technologies Inc. ("Datastand," the "Company," "we," "us," or "our"). The Shares have been issued to Maria Stalteri and Colavita & Associates pursuant to two separate consulting agreements dated November 1, 2001. Ms. Stalteri and Colavita & Associates are sometimes referred to as the "selling securityholders."



The selling securityholders may sell all or a portion of the Shares from time to time in the over-the-counter market, in negotiated transactions, directly or through brokers or otherwise, and at market prices prevailing at the time of such sales or at negotiated prices. We will not receive any proceeds from sales by the selling securityholders.



No person has been authorized by us to give any information or to make any representation other than as contained in this prospectus, and if given or made, such information or representation must not be relied upon as having been authorized by us. Neither the delivery of this prospectus nor any distribution of the Shares shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof.



_____________



These securities have not been approved or disapproved by the Securities and Exchange Commission nor has the Commission passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



_____________



This prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.



______________



SEE "RISKS OF INVESTING IN DATASTAND SHARES" COMMENCING ON PAGE 3 OF THIS PROSPECTUS.





The date of this prospectus is December 17, 2001



AVAILABLE INFORMATION



We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, we file reports, proxy statements and other information with the Securities and Exchange Commission. Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a website on the Internet that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at http://www.sec.gov.



We have filed with the Commission a registration statement on Form S-8 under the Securities Act of 1933, as amended, covering the Shares. This prospectus, which comprises Part I of the registration statement, omits certain information contained in the registration statement. For further information with respect to us and the Shares offered by this prospectus, reference is made to the entire registration statement, including the exhibits thereto. Statements in this prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the registration statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of the exhibit or other document to which reference is hereby made, for a full statement of the provisions thereof. A copy of the registration statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge or at the Commission's website at http://www.sec.gov.



INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:



- Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 12, 2001;



- Quarterly Report on Form 10-QSB for quarter ended March 31, 2001 as filed on May 16, 2001;



- Quarterly Report on Form 10-QSB for quarter ended June 30, 2001 as filed on August 14, 2001;



- Quarterly Report on Form 10-QSB for quarter ended September 30, 2001 as filed on November 14, 2001; and



- Current Report on Form 8-K as filed on May 24, 2001.



All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.



We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Datastand Technologies Inc., 415 Oakdale Road, Suite 224, Toronto, Ontario, Canada M3N-1W7.



RISKS OF INVESTING IN DATASTAND SHARES



In addition to the other information in this prospectus, the following factors should be considered in evaluating our company and our business.



WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES.



We have incurred a net loss for each fiscal year since our inception, including a net loss of $221,866 for the year ended December 31, 2000 and a net loss of $136,155 for the nine months ended September 30, 2001. Since inception, we have an accumulated deficit of $486,220. We expect operating losses and negative cash flow to carry on as we continue to incur significant operating expenses and to make investments to enhance the Company.



OUR BUSINESS IS SUBJECT TO QUARTERLY FLUCTUATIONS IN OPERATING RESULTS THAT MAY NEGATIVELY IMPACT THE PRICE OF OUR STOCK.



Our quarterly operating results may fluctuate significantly in the future due to a variety of factors. These include the following factors, which are generally outside of our control:


-  seasonal trends relating to usage of our services;

-  seasonal trends relating to Internet advertising spending;

- the extent to which we experience increased competition in the markets for Internet services and advertising; and

- economic conditions specific to the Internet, as well as general economic and market conditions.



Other factors that could cause our quarterly operating results to fluctuate significantly, which are at least partially under our control, include:



- the timing and effectiveness of our marketing efforts to acquire users and clients;

- the timing and effectiveness of any co-branding and traffic generating arrangements or other strategic alliances into which we enter; and

-  changes in our operating expenses.


In addition, our operating expenses are based on our expectations of our future revenues, some of which are relatively fixed in the short term. We may be unable to reduce our expenses quickly enough to offset any unexpected revenue shortfall, which could have a material adverse effect on our business, operating results and financial condition.



RAPID GROWTH IN OUR FUTURE OPERATIONS COULD CONTINUE TO STRAIN OUR MANAGERIAL, OPERATIONAL AND FINANCIAL RESOURCES.



We have experienced rapid growth in our operations. We believe that we will need to continue to expand our business and operations in order to support our growing business, and we expect that the number of our employees will continue to increase for the foreseeable future. This rapid growth has placed, and any additional growth will continue to place, a significant strain on our managerial, operational and financial resources. As a result, we will need to continue to improve our operational and financial systems and managerial controls and procedures. Our future success will also depend on our ability to expand, train and manage our workforce, in particular our sales and marketing staff. We will also have to maintain close coordination among our technical, accounting, finance, marketing, sales and editorial personnel. If we are unable to accomplish any of these objectives, our business, operating results and financial condition could be materially adversely affected.



EXPANSION INTO NON-U.S. MARKETS MAY BE DIFFICULT.



The growth of the Internet outside of the United States may not progress or may not be adopted by people outside of the United States. The impact of language and other cultural differences could result in a product offering that is not accepted and may not be financially successful. These difficulties may be heightened by differing regulatory schemes affecting the Internet in these countries. Strategic relationships may be necessary to facilitate this expansion and our business may be adversely affected if we fail to gain new or effective relationships in this area.



WE MAY EXPERIENCE CAPACITY CONSTRAINTS OR SYSTEM FAILURES THAT COULD DAMAGE OUR BUSINESS.



If our systems cannot be expanded to cope with increased demand or fail to perform effectively, we could experience:



-  disruptions in service;

-  slower response times;

-  reduced customer satisfaction;

-  delays in the introduction of new products and services; or

- vulnerability to attacks (including denial of service attacks) by third parties;



any of which could impair our reputation, damage our branding and materially adversely affect our business, operating results and financial condition. Our ability to provide high-quality customer service also depends on the efficient and uninterrupted operation of our computer and communications hardware systems. We have also experienced minor interruptions due to software bugs, upgrades and hosting facility connectivity failures. Our systems and operations also are vulnerable to damage or interruption from human error, natural disasters, telecommunication failures, break-ins, sabotage, computer viruses, intentional acts of vandalism and similar events. We currently do not have complete redundancy and we do not have alternative providers of hosting services that are available on short-term notice. We plan to develop a formal disaster recovery plan. We cannot assure you that any plan we adopt will be sufficient. We may not carry sufficient business interruption insurance to compensate for losses that could occur.



WE MAY BE SUBJECT TO LEGAL CLAIMS IN CONNECTION WITH THE CONTENT WE PUBLISH.



We may be subject to claims for defamation, negligence, or copyright or trademark infringement based on other theories relating to the information we publish on our Web site, on the Web sites of others with whom we license or co-brand our products. These types of claims have been brought, sometimes successfully, against online services, as well as other print publications in the past. Due to the global nature of the Internet, we may be subject to such claims asserted under the laws of foreign countries, which may differ substantially from U.S. laws. We could also be subject to claims based upon the content that is accessible through our Web Sites through links to other Web sites. Our insurance may not adequately protect us against these types of claims.



THE LOSS OF ANY OF OUR KEY PERSONNEL OR OUR FAILURE TO ATTRACT ADDITIONAL PERSONNEL COULD HAVE A MATERIAL AND ADVERSE EFFECT ON OUR BUSINESS.



Our future success will depend, in substantial part, on the continued service of our senior management, particularly Marc Cianfaroni, our Chairman of the Board, President and Chief Executive Officer, Nick Montesano, our Chief Operating Officer, and Berto Napoleone, our Executive Vice President. None of our senior management has entered into an employment agreement with us. We do not maintain key-person life insurance on any of our employees. The loss of one or more of our key personnel could have a material adverse effect on our business, operating results and financial condition. Our future success will also depend on our continuing ability to attract, retain and motivate highly qualified technical, customer support, financial, accounting and managerial personnel. Competition for such personnel is intense, and we cannot assure you that we will be able to retain our key personnel or that we will be able to attract, assimilate or retain other highly qualified personnel in the future.


OUR COMMON STOCK PRICE IS VOLATILE AND COULD FLUCTUATE SIGNIFICANTLY.



The trading price of our stock has been and may continue to be subject to wide fluctuations. Our stock price may fluctuate in response to a number of events and factors, such as quarterly variations in operating results; announcements of new products, technology or strategic relationships by us or our competitors; changes in financial estimates and recommendations by securities analysts; the operating and stock price performance of other companies that investors may deem comparable; and news reports relating to trends in our markets. In addition, the stock markets in general, and the market prices for Internet-related companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of such companies. These broad market and industry fluctuations may adversely affect the price of our common stock, regardless of our operating performance.



WE DEPEND ON THE CONTINUED GROWTH IN USE AND EFFICIENT OPERATION OF THE
INTERNET.



The Internet-based information market is rapidly evolving. Our business would be materially adversely affected if Internet usage does not continue to grow or grows more slowly than anticipated. Internet usage may be inhibited for a number of reasons, including:



- inadequate network infrastructure;

- security concerns;

-  inconsistent quality of service; and

-  unavailability of cost-effective, high-speed access to the Internet.



Our audience depends on Internet service providers, online service providers and other Web-site operators for access to our Web site. Many of these services have experienced significant service outages in the past and could experience service outages, delays and other difficulties due to system failure unrelated to our systems. These occurrences could cause our visitors to perceive the Internet in general or our Web site in particular as unreliable and, therefore, cause them to use other media to obtain their company and business information. We also depend on third-party information providers to deliver information and data feeds to us on a timely basis. Our Web site could experience disruptions or interruptions in service due to the failure or delay in the transmission or receipt of this information, which could have a material adverse effect on our business, operating results and financial condition.



WE CANNOT PREDICT THE SIZE OR VIABILITY OF THE ONLINE INFORMATION SERVICES
MARKET.



The market for our online business information services is rapidly evolving and is characterized by an increasing number of market entrants. As is typical of a rapidly evolving industry, demand and market acceptance for recently introduced services are subject to a high level of uncertainty and risk. Because of these factors, it is difficult to predict the future growth rate, if any, and size of this market. We cannot assure you that the market for our online business information services will continue to develop. If the use of online business information services fails to continue to grow, our ability to establish other online services would be materially and adversely affected. In addition, our business strategy includes extending our online business information services model to additional segments of business information. We cannot assure you that we will be successful in our efforts.



IF WE CANNOT KEEP PACE WITH RAPIDLY CHANGING TECHNOLOGY AND THE DEMANDS OF OUR CUSTOMERS, WE MAY BE UNABLE TO ENHANCE OUR EXISTING SERVICES OR INTRODUCE NEW SERVICES.



The market in which we operate is characterized by rapidly changing technology; evolving industry standards; frequent new service announcements, introductions and enhancements; and evolving customer demands. The emerging nature of the Internet and the electronic distribution of business information, including distribution through wireless channels and products, exacerbate these market characteristics. Accordingly, our future success will depend on our ability to adapt to rapidly changing technologies and industry standards, and our ability to continually improve the performance, features and reliability of our services in response to both evolving customer demands and competitive service offerings. Our inability to adapt successfully to these changes in a timely manner could have a material and adverse effect on our business, operating results and financial condition. Furthermore, we may experience difficulties that could delay or prevent the successful design, development, testing, introduction or marketing of new services. Any enhancements to existing services may not adequately meet the requirements of our current and prospective customers or achieve any degree of significant market acceptance. If we are unable, for technological or other reasons, to develop and introduce new services or enhancements to existing services in a timely manner or in response to changing market conditions or customer requirements, or if our services or enhancements contain defects or do not achieve a significant degree of market acceptance, our business, results of operations and financial condition would be materially adversely affected.



WE MAY BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION AND LEGAL
UNCERTAINTIES.



The laws governing the Internet remain largely unsettled, even in areas where there has been some legislative action. It may take years to determine whether and how existing laws, including those governing intellectual property, privacy, libel and taxation, apply to the Internet generally and the electronic distribution of business information in particular. Legislation could reduce the growth in the use of the Internet generally and decrease the acceptance of the Internet as a communications and commercial medium, which could have a materially adverse effect on our business, operating results and financial condition. In addition, the growing popularity and use of the Internet has burdened the existing telecommunications infrastructure and many areas with high Internet usage have begun to experience interruptions in phone service. As a result, some local telephone carriers have petitioned governmental agencies to regulate Internet service providers and online service providers in a manner similar to long-distance telephone carriers and to impose access fees on Internet service providers and online service providers. If any of these petitions or the relief that they seek is granted, the costs of communicating on the Internet could increase substantially, potentially adversely affecting the growth of the Internet. Further, due to the global nature of the Internet, it is possible that governments of other states, the United States or foreign countries might attempt to regulate our service or levy sales or other taxes on our activities.



WE WILL NEED SUBSTANTIAL ADDITIONAL CAPITAL IN ORDER TO CONTINUE OUR OPERATIONS.



We require substantial working capital to build our systems, for marketing and promotion, and to fund our general business operations. In addition, we anticipate that we will regularly need to make capital expenditures to upgrade and modify our systems, including software and hardware, as we grow and the needs of our business change. We need to raise additional funds to meet our current needs for working capital. We are actively seeking additional financing, which may be either debt or equity financing. We cannot be certain that any additional financing will be available to us when needed and if available, whether it will be on favorable terms. In addition, if we raise additional funds through the issuance of equity, equity-related or debt securities, the securities may have rights, preferences or privileges senior to those of the rights of our current shareholders and our shareholders may experience additional dilution.



THE APPLICATION OF THE "PENNY STOCK" RULES COULD ADVERSELY AFFECT THE MARKET FOR OUR STOCK.



The Securities and Exchange Act of 1934 requires additional disclosure relating to the market for "penny stocks." A penny stock is generally defined to be any equity security not listed on NASDAQ or a national securities exchange that has a market price of less than $5.00 per share, subject to certain exceptions. Among these exceptions are shares issued by companies that have:



- net tangible assets of at least $2 million, if the issuer has been in continuous operation for three years;

- net tangible assets of at least $5 million, if the issuer has been in continuous operation for less than three years; or

- average annual revenue of at least $6 million for each of the last three years.



We do not currently meet the requirements of these exceptions and, therefore, our shares would be deemed penny stocks for purposes of the Exchange Act if and at any time while our common stock trades below $5.00 per share. In such case, trading in our shares would be regulated pursuant to Rules 15-g-1 through 15-g-6 and 15-g-9 of the Exchange Act. Under these rules, brokers or dealers recommending our shares to prospective buyers would be required, unless an exemption is available, to:



* deliver a lengthy disclosure statement in a form designated by the SEC relating to the penny stock market to any potential buyers, and obtain a written acknowledgement from each buyer that such disclosure statement has been received by the buyer prior to any transaction involving our shares;

* provide detailed written disclosure to buyers of current price quotations for our shares, and of any sales commissions or other compensation payable to any broker or dealer, or any other related person, involved in the transaction;

* send monthly statements to buyers disclosing updated price information for any penny stocks held in their accounts, and these monthly statements must include specified information on the limited market for penny stocks.



In addition, if we are subject to the penny stock rules, all brokers or dealers involved in a transaction in which our shares are sold to any buyer, other than an established customer or "accredited investor," must make a special written determination that our shares would be a suitable investment for the buyer, and the brokers or dealers must receive the buyer's written agreement to purchase our shares, as well as the buyer's written acknowledgement that the suitability determination made by the broker or dealer accurately reflects the buyer's financial situation, investment experience and investment objectives, prior to completing any transaction in our shares.



These Exchange Act rules may limit the ability or willingness of brokers and other market participants to make a market in our shares and may limit the ability of our shareholders to sell in the secondary market, through brokers, dealers or otherwise. We also understand that many brokerage firms will discourage their customers from trading in shares falling within the "penny stock" definition due to the added regulatory and disclosure burdens imposed by these Exchange Act rules.



The SEC from time to time may propose and implement even more stringent regulatory or disclosure requirements on shares not listed on NASDAQ or on a national securities exchange. The adoption of the proposed changes that may be made in the future could have an adverse effect on the trading market for our shares.



CONTROL BY PRINCIPAL STOCKHOLDERS, OFFICERS AND DIRECTORS


Our officers, directors and greater-than-five-percent stockholders (and their affiliates) will, in the aggregate, beneficially own a majority of the outstanding common stock. As a result, these persons, acting together, will have the ability to control substantially all matters submitted to our stockholders for approval (including the election and removal of directors and any merger, consolidation or sale of all or substantially all of our assets) and to control our management and affairs. Accordingly, this concentration of ownership may have the effect of delaying, deferring or preventing a change in control of us, impeding a merger, consolidation, takeover or other business combination involving us or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could materially adversely affect the market price of the common stock.



NO INTENTION TO PAY DIVIDENDS


We have never declared or paid any cash dividends on our common stock. We currently intend to retain any future earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.



FORWARD-LOOKING STATEMENTS



Certain important factors may affect our actual results and could cause those results to differ materially from any forward-looking statements made in this prospectus or that are otherwise made by us or on our behalf. "Forward-looking statements" are not based on historical facts and are typically phrased using words such as "may," "will," "expect," "believe," "anticipate," "intend," "could," "estimate" or "continue" and similar expressions or variations.



CONSULTING AGREEMENTS



General



Datastand has only limited capital resources as of the current time. As a result, we only have limited number of employees to carry on our business plan and current strategies. Consequently, we have retained a number of consultants who are working with us to fill the gaps ordinarily fulfilled by employees as well as providing opportunities for Datastand to develop new products for licensing and to formulate business strategies and marketing initiatives which, hopefully, will be beneficial to Datastand and its shareholders.



Consulting Services Agreement with Maria Stalteri


On November 1, 2001, we entered into a consulting services agreement with Maria Stalteri for a one-year term ending October 31, 2002. Ms. Stalteri=s primary function will be to provide consulting services and develop business strategies for developing new products for licensing by Datastand particularly to the insurance industry. In addition, Ms. Stalteri will provide advice, undertake for and consult with Datastand concerning the implementation of short-range and long-range strategic planning as well as to identify market opportunities and enhance Datastand=s database and services for the insurance industry. We have agreed to issue to Ms. Stalteri 925,000 shares of our common stock in consideration for providing these services. Ms. Stalteri has agreed to provide us approximately 40% of her working time during the term of this agreement.



Consulting Services Agreement with Colavita & Associates


On November 1, 2001, we entered into a consulting services agreement with Colavita & Associates for a term extending through October 31, 2002. Colavita & Associates is owned by Mr. Joe Colavita, who also serves as its sole officer and director. The primary function of Colavita & Associates will be to provide accounting and bookkeeping services including payroll, accounts receivable/payables, bill paying, tax consulting and other accounting and bookkeeping functions. We have agreed to issue to Colavita & Associates 675,000 shares of our common stock. It is anticipated that Mr. Colavita will provide approximately 30% of his working time in fulfilling these consulting services.



Federal Income Tax Effects



The following discussion applies to the issuance of the Shares and is based on federal income tax laws and regulations in effect on December 31, 2000. It does not purport to be a complete description of the federal income tax consequences of the issuance, nor does it describe the consequences of state, local or foreign tax laws which may be applicable.



In connection with the issuance of Shares as compensation, the recipient must include in gross income the excess of the fair market value of the property received over the amount, if any, paid for the property in the first taxable year in which beneficial interest in the property either is "transferable" or is not subject to a "substantial risk of forfeiture." A substantial risk of forfeiture exists where rights and property that have been transferred are conditioned, directly or indirectly, upon the future performance (or refraining from performance) of substantial services by any person, or the occurrence of a condition related to the purpose of the transfer, and the possibility of forfeiture is substantial if such condition is not satisfied. Shares received by a person who is subject to the short swing profit recovery rule of Section 16(b) of the Securities Exchange Act of 1934 is considered subject to a substantial risk of forfeiture so long as the sale of such property at a profit could subject the stockholder to suit under that section. The rights of the recipient are treated as transferable if and when the recipient can sell, assign, pledge or otherwise transfer any interest in the Shares to any person. Inasmuch as the recipient would not be subject to the short swing profit recovery rule of
Section 16(b) of the Securities Exchange Act of 1934 and the Shares, upon receipt following satisfaction of condition prerequisites to receipt, will be presently transferable and not subject to a substantial risk of forfeiture, the recipient would be obligated to include in gross income the fair market value of the Shares received once the conditions to receipt of the Shares are satisfied.



Restrictions Under Securities Laws



The sale of the Shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater shareholders, as well as certain other persons or parties who may be deemed to be "affiliates" of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% and greater stockholders may also be subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.



SALES BY SELLING SECURITYHOLDER


The following table sets forth



- the name of each of the selling securityholders,



- the amount of shares of common stock held directly or indirectly,



- the maximum amount of shares of common stock to be offered by the selling securityholders,



- the amount of common stock to be owned by the selling securityholders following sale of the shares of common stock, and



- the percentage of shares of common stock to be owned by the selling securityholders following completion of such offering.



Percentage

Shares to be to be Owned

Name of Selling Number of Shares to Owned After After

Securityholder Shares Owned be Offered  Offering   Offering



Maria Stalteri 925,000 925,000 -0-  -

Colavita & Associates 675,000 675,000 -0-  -





PLAN OF DISTRIBUTION



The Shares covered by this prospectus may be distributed from time to time by the selling securityholders in one or more transactions that may take place on the over-the-counter market. These include ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of these shares as principals, at market prices existing at the time of sale, at prices related to existing market prices, through Rule 144 transactions or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling Securityholder in connection with sales of securities.



The selling securityholders may sell the securities in one or more of the following methods, which may include crosses or block transactions:



- through the "pink sheets", on the over-the-counter Bulletin Board, or on such exchanges or over-the-counter markets on which our shares may be listed from time-to-time, in transactions which may include special offerings, exchange distributions and/or secondary distributions, pursuant to and in accordance with the rules of such exchanges, including sales to underwriters who acquire the shares for their own account and resell them in one or more transactions or through brokers, acting as principal or agent;



- in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions, including sales through brokers, acting as principal or agent, sales in privately negotiated transactions, or dispositions for value by any selling Securityholder to its partners or members, subject to rules relating to sales by affiliates;



- through the issuance of securities by issuers other than us, convertible into, exchangeable for, or payable in our shares; or



- through the writing of options on our shares, whether or not such options are listed on an exchange, or other transactions requiring delivery of our shares, or the delivery of our shares to close out a short position.



Any such transactions may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.



In making sales, brokers or dealers used by the selling securityholders may arrange for other brokers or dealers to participate. The selling securityholders and others through whom such securities are sold may be "underwriters" within the meaning of the Securities Act for the securities offered, and any profits realized or commission received may be considered underwriting compensation.



At the time a particular offer of the securities is made by or on behalf of the selling securityholders, to the extent required, a prospectus is to be delivered. The prospectus will include the number of shares of common stock being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for the shares of common stock purchased from the selling securityholders, and any discounts, commissions or concessions allowed or reallowed or paid to dealers, and the proposed selling price to the public.



Sales of securities by us and the selling securityholders or even the potential of these sales may have a negative effect on the market price for shares of our common stock.



DESCRIPTION OF SECURITIES


Common Stock



We are authorized to issue 80,000,000 shares of common stock, $.001 par value per share and 20,000,000 shares of preferred stock, $.001 par value per share. As of December 1, 2001, there were issued and outstanding, 18,314,600 shares of common stock, and no shares of preferred stock.



Common stockholders share dividends on a proportionate basis, as may be declared by the board of directors. Upon our liquidation, dissolution or winding up, after payment to creditors, our assets will be divided proportionately on a per share basis among the holders of our common stock.



Each share of our common stock has one vote. Holders of our common stock do not have cumulative voting rights. This means that the holders of a plurality of the shares voting for the election of directors can elect all of the directors. In that event, the holders of the remaining shares will not be able to elect any directors. Our By-Laws provide that a majority of the outstanding shares of our common stock are a quorum to transact business at a shareholders' meeting. Our common stock has no preemptive, subscription or conversion rights. Also, our common stock is not redeemable.



Transfer Agent



The transfer agent and registrar for our common stock is Signature Stock Transfer, Inc., Signature Stock Transfer, Inc., Office in the Park, Suite 221, 14675 Midway Road, Dallas, TX 75244.



EXPERTS


The financial statements incorporated by reference in this Prospectus have been audited by Stark Tinter & Associates, LLC, independent certified public accountants, to the extent and for the periods set forth in their report incorporated herein by reference, which report contains an explanatory paragraph on the Company's authority to continue as a going concern, and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.



INDEMNIFICATION OF DIRECTORS AND OFFICERS.



We may agree to the terms and conditions upon which any director, officer, employee or agent accepts an office or position with the Company and in our By-laws, by contract or in any other manner we may agree to indemnify and protect our directors, officers, employees or agents, or any person who serves at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the corporate laws of the State of Indiana (including, without limitation, the statutes, case law and principles of equity). If the laws (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Indiana are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then we shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of our Articles of Incorporation and without further action by our Directors or stockholders.



Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.





PART II



INFORMATION REQUIRED IN REGISTRATION STATEMENT





ITEM 3. Incorporation of Documents by Reference



The documents listed below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to
Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.



The following documents filed by us with the Commission are incorporated herein by reference and made a part hereof:



- Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 12, 2001;



- Quarterly Report on Form 10-QSB for quarter ended March 31, 2001 as filed on May 16, 2001;



- Quarterly Report on Form 10-QSB for quarter ended June 30, 2001 as filed on August 14, 2001;



- Quarterly Report on Form 10-QSB for quarter ended September 30, 2001 as filed on November 14, 2001; and



- Current Report on Form 8-K as filed on May 24, 2001.


All reports and documents filed by us pursuant to Section 13, 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the respective date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this prospectus.



We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of the prospectus has been delivered, on the written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this prospectus, other than exhibits to such documents. Written requests for such copies should be directed to Corporate Secretary, Datastand Technologies Inc., 415 Oakdale Road, Suite 224, Toronto, Ontario, Canada M3N-1W7.



ITEM 4. Description of Securities



A description of Datastand's securities is set forth in the Prospectus incorporated as a part of this Registration Statement.



ITEM 5. Interests of Named Experts and Counsel



Not Applicable.



ITEM 6. Indemnification of Directors and Officers



We may agree to the terms and conditions upon which any director, officer, employee or agent accepts an office or position with the Company and in our By-laws, by contract or in any other manner we may agree to indemnify and protect our directors, officers, employees or agents, or any person who serves at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by the corporate laws of the State of Indiana (including, without limitation, the statutes, case law and principles of equity). If the laws (including without limitation, the statutes, case law or principles of equity, as the case may be) of the State of Indiana are amended or changed to permit or authorize broader rights of indemnification to any of the persons referred to in the immediately preceding sentence, then we shall be automatically authorized to agree to indemnify such respective persons to the fullest extent permitted or authorized by such law, as so amended or changed, without the need for amendment or modification of our Articles of Incorporation and without further action by our Directors or stockholders.



Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, this indemnification is against public policy as expressed in the securities laws, and is, therefore unenforceable.



ITEM 7. Exemption From Registration Claimed



Inasmuch as the recipients of the Shares are knowledgeable and sophisticated, and had access to relevant information pertaining to the Company and had the ability to fend for themselves, the issuance was exempt from registration under the Securities Act of 1933 by reason of Section 4(2) of that act.



ITEM 8. Exhibits



10.1  Consulting Agreement with Maria Stalteri

10.2 Consulting Agreement with Colavita & Associates

23.1 Consent of Independent Certified Public Accountant*




*Filed herewith



ITEM 9.  Undertakings





To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement:



To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;



To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;



To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.



Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.



That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act against such liabilities (other than the payment by the registrant in the successful defense of an action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.













SIGNATURES



The Registrant pursuant to the requirements of the Securities Act of 1933, as amended, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, in the City of Toronto, Province of Ontario, Canada, on the 17th day of December, 2001.



DATASTAND TECHNOLOGIES INC.





By: /s/ Marc Cianfarani

Name: Marc Cianfarani

Title: President, Chief Executive Officer

And Chairman of the Board





Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



Signature     Title     Date





/s/ Marc Cianfarani  Principal Executive and  December 17, 2001

Marc Cianfarani Financial and Accounting

Officer, CEO, President, and

Chairman of the Board







/s/ Nick Montesano  Chief Operating Officer and  December 17, 2001

Nick Montesano  Director







/s/ Berto Napoleone  Executive V.P., Secretary  December 17, 2001

Berto Napoleone  and Director